Exhibit 10.1
AMENDMENT NO. 1
TO THE
AMENDED AND RESTATED
BLUEFLY, INC. 2005 STOCK INCENTIVE PLAN

Bluefly, Inc., having previously established the Amended and Restated Bluefly, Inc. 2005 Stock Incentive Plan (the “Plan”), and having obtained stockholder approval for the amendment to the Plan set forth herein, does hereby amend the Plan by deleting paragraph (a) of Section 5 of the Plan in its entirety and replacing it with the following:

“(a) Subject to the provisions of Section 8 hereof, the aggregate number of shares of Stock available for issuance as Awards under the Plan shall not exceed 2,431,103 shares, increased for shares of Stock that are represented by awards outstanding under the Prior Plans on the original effective date of this Plan (prior to any amendments) that, subsequent to such date, have been or are in the future forfeited, cancelled or expire unexercised under the Prior Plans.”

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IN WITNESS WHEREOF, the undersigned has executed this Amendment No. 1 to the Amended and Restated Bluefly, Inc. 2005 Stock Incentive Plan as of the 25th day of February, 2010.

BLUEFLY, INC.

By:	/s/ Kara Jenny
	Name:	Kara Jenny
	Title:	Chief Financial Officer